Exhibit 4.1

PIGGYBACK REGISTRATION RIGHTS AGREEMENT

    THIS PIGGYBACK REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 28, 2024 by and between Bright Mountain Media, Inc. (the “Company”) and W. Kip Speyer (the “Shareholder”).

    WHEREAS, the Company has agreed to provide certain piggyback registration rights to the Shareholder in connection with that certain Separation Agreement by and between the Company and the Shareholder dated as of June 10, 2024 (the “Separation Agreement”).

    Now, therefore, in consideration of the mutual promises and the covenants as set forth herein, the parties hereto hereby agree as follows:

    1.    Definitions. As used herein the capitalized words and terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined:

    "Affiliate" of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Registration Rights Agreement, as the same may be amended, modified or supplemented in accordance with the terms hereof.

    “Board” means the Board of Directors of the Company.

    “Common Stock” means shares of the Company’s common stock, par value $0.01 per share, and any other shares of stock of the Company or an Affiliate of the Company issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

    “Commission” means the U.S. Securities and Exchange Commission or any other governmental body at the time administering the Securities Act.

    “Company” has the meaning assigned to it in the introductory paragraph of this Agreement.

    “Company Securities” means any securities proposed to be sold by the Company for its own account in a registered public offering.

    “Exchange Act” means the Securities Exchange Act of 1934 (or successor statute), as amended.

    “Excluded Registration Statements” means registration statements to register the offer and sale of any shares of Common Stock under the Securities Act (i) on Form S-4, (ii) on Form S-8, (iii) in connection with the resale by one or more shareholders only of Common Stock issued to such shareholders in connection with a PIPE investment made by such shareholders or an equity line of credit provided by such shareholders, or (iv) in connection with the issuance of Company Securities to one or more shareholders in a non-underwritten registered direct offering to such shareholders that serves as a PIPE equivalent.

    “Person” includes any natural person, corporation, trust, association, company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

    The terms “register” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement (other than Excluded Registration Statements) in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) the shares of Common Stock held by the Shareholder as of the date of the Separation Agreement, and (ii) any shares of the Company or an Affiliate of the Company issued or issuable with respect to any shares described in clause (i) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Registration Statement” means a registration statement filed by the Company with the Commission that includes Registrable Securities.

“Representatives” means all shareholders, officers, directors, members, managers, partners, employees and agents of a specified Person.

    “Rule 144” has the meaning assigned to it in Section 7 of this Agreement.

    “Selling Expenses” means all selling commissions, finder’s fees and stock transfer taxes applicable to the sale of Registrable Securities registered for the Shareholder in a Registration Statement and all fees and disbursements of counsel for the Shareholder.

    “Securities Act” means the Securities Act of 1933 (or successor statute), as amended.

“Separation Agreement” has the meaning assigned to it in the Recitals of this Agreement.

“Shareholder” has the meaning assigned to it in the introductory paragraph of this Agreement.

    2.    Piggyback Registration.

        (a)    Subject to Section 2(h), each time the Company proposes for any reason to register any shares of Common Stock under the Securities Act in connection with the proposed offer and sale of Common Stock for money for its own account and/or for stockholders of the Company for their accounts (the “Proposed Registration”), other than pursuant to an Excluded Registration Statement, the Company shall promptly (and in any event no later than 20 days (which shall be reduced to 10 days if the Proposed Registration is being filed pursuant to a demand made by a shareholder who is exercising demand registration rights) prior to the filing of such registration statement for the Proposed Registration) give written notice of such Proposed Registration to the Shareholder and shall offer the Shareholder the right to include the Shareholder’s Registrable Securities in the Proposed Registration. Such notice shall describe the amount and type of securities to be included in the Proposed Registration, the intended method(s) of distribution and the name of the proposed managing underwriters, if any.

        (b)    The Shareholder shall have 10 days from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Registrable Securities such Shareholder intends to sell in the Proposed Registration. For the avoidance of doubt, if the Shareholder decides not to include all of his Registrable Securities in the Proposed Registration (or all of the Registrable Securities are not otherwise included in the Proposed Registration in accordance with the terms hereof), then, subject to the terms and conditions hereof, the Shareholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Proposed Registration(s).

        (c)    In the event that the Proposed Registration by the Company is an underwritten public offering, the Company shall so advise the Shareholder as part of the written notice given pursuant to Section 2(a), and specify that the Registrable Securities requested to be included in the Proposed Registration pursuant to Section 2(b) shall be included in the underwriting on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such Proposed Registration.

        (d)    Upon receipt of a written request pursuant to Section 2(b), the Company shall promptly cause all such shares of Registrable Securities requested by the Shareholder to be to be included in the Proposed Registration to be registered under the Securities Act (and included in any related qualifications under blue sky laws or other compliance), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

        (e)    In the event that the Proposed Registration is to be an underwritten offering, the Shareholder, to the extent he desires to include any Registrable Securities in such Proposed Registration, agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company (or by the shareholder who initiated the Proposed Registration), provided that such underwriting agreement contains customary terms and provisions and all other holders proposing to sell shares of Common Stock in the Proposed Registration enter into a substantially similar underwriting agreement with such underwriter(s). Even if Registrable Securities held by the Shareholder have been included in the registration statement for the proposed underwritten offering, the Shareholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, withdraw some or all of his Registrable Securities from the Proposed Offering.

(f)    In the event that the Proposed Registration is to be an underwritten offering, if the underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering (the “Maximum Number of Securities”) and/or that the number of shares of Common Stock proposed to be included in any such Proposed Registration would adversely affect the price per share of the Common Stock to be sold in such offering, then:

(i)if the Proposed Registration is undertaken for the Company’s account, the Company shall include in any such Proposed Registration (A) first, the Company Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities as to which registration has been requested by the Shareholder hereunder and any shares of Common Stock as to which registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, on a pro rata basis based on the number of shares of Common Stock held by the Shareholder and each such other holder, which can be sold without exceeding the Maximum Number of Securities; and

(ii)if the Proposed Registration is pursuant to a demand request by a holder of Common Stock, then the Company shall include in any such Proposed Registration (A) first, the shares of Common Stock, if any, of such requesting holder, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Company Securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (C) third, Registrable Securities as to which registration has been requested by the Shareholder hereunder and any shares of Common Stock as to which registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company (other than the requesting holder), on a pro rata basis based on the number of shares of Common Stock held by the Shareholder and each such other holder, which can be sold without exceeding the Maximum Number of Securities.

        (g)    The Company shall have the right to suspend or withdraw any Registration Statement either before or after the date it is declared effective by the Commission for any reason upon written notice to the Shareholder; provided, however, that any such suspension or withdrawal of a Registration Statement shall not affect the Shareholder’s rights hereunder to receive notice of and be included in any future Proposed Registration during the term of this Agreement.

(h)    The Shareholder’s rights under this Section 2 shall expire upon the earlier to occur of the third anniversary of the date of this Agreement and (ii) the date upon which the Shareholder may sell, distribute, transfer, or otherwise dispose of all Registrable Securities then held by the Shareholder pursuant to Rule 144 without regard to any volume or manner of sale restrictions or public information requirements thereunder.

3.    Obligations of the Company. If and whenever the Company files a Registration Statement that includes any Registrable Securities under this Agreement, the Company shall:

(a)provide copies to and permit counsel designated by the Shareholder to review a draft of such Registration Statement and all amendments and supplements thereto no fewer than five days (with respect to the initial filing of such Registration Statement with the Commission) and two business days (with respect to subsequent filings of the Registration Statement with the Commission) prior to their filing with the Commission, fairly consider and make such reasonable changes in any such documents as the Shareholder or his counsel may request, and not file any such documents to which the Shareholder or his counsel reasonably objects;

(b)use reasonable best efforts to cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement and during the distribution of the Shares thereunder (i) to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement during such time as the Registration Statement remains effective and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c)furnish to the Shareholder and its legal counsel (which may be accomplished by providing access to the Commission web site, where applicable) (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company a copy of any Registration Statement and any amendment or supplement thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each correspondence written by or on behalf of the Company to the Commission or the staff of the Commission or any state securities authority, and each item of correspondence received from the Commission or the staff of the Commission or any state securities authority, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has claimed confidential treatment), (ii) prompt notice of when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed with the Commission and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable

Securities owned by the Shareholder that are covered by the related Registration Statement in accordance with applicable laws;

(d)use reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Shareholder, use its reasonable best efforts to keep such registration and qualification effective for so long as the Registration Statement remains effective, and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(d), or (iii) file a general consent to service of process in any such jurisdiction;

(e)notify the Shareholder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in the related Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Shareholder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)use reasonable best efforts to cause the Registrable Securities to be quoted on each trading market and/or in each quotation service on which the Common Stock of the Company is then quoted;

(g)provide a transfer agent for all Registrable Securities and provide a CUSIP number for all Registrable Securities, in each case not later than the effective date of the applicable Registration Statement;

(h)notify the Shareholder of any stop order threatened or issued by the Commission and promptly use its reasonable best efforts to prevent the entry of such stop order or to remove it if entered at the earliest possible time;

(i)make available for inspection by Representatives of the Shareholder and any counsel or accountant to the Shareholder, all relevant financial and other records, pertinent corporate (or similar) documents and properties of the Company and cause appropriate officers, managers, employees, agents, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, counsel or accountant (collectively, the “Diligence”) in connection with the preparation of registration statements and prospectuses, including through in person meetings, but subject to customary privilege constraints and the

Shareholder’s prior execution of a customary non-disclosure agreement. Notwithstanding the foregoing, the Company shall not provide any Diligence that constitutes material non-public information (the “MNPI”) to Shareholder unless (a) Shareholder specifically requests in writing that the Company provide him with such MNPI as the Company may, in it sole discretion, elect to provide; and (b) prior to the receipt of such MNPI, the Shareholder executes a customary “standstill” agreement confirming that he will not trade in the Company’s Common Stock until either the Company has made such provided MNPI publicly available, or the Company advises the Shareholder that such provided MNPI no longer constitutes material non-public information;

(j)notify the Shareholder and his legal counsel promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

(k)take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(l)use reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders, as soon as reasonably practicable, but no later than sixteen months after the effective date of any Registration Statement (as defined in Rule 168(c) under the Securities Act), an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(m)(i) cause legal counsel to the Company, at the Company’s expense, to issue to the transfer agent for the Common Stock, to the extent permitted by applicable law, as promptly as practicable after the date the Registration Statement is declared effective by the Commission, a “blanket” legal opinion in customary form to the effect that the Registrable Securities covered by the Registration Statement have been registered for resale under the Securities Act and may be reissued upon resale by the Shareholder without any legend or restriction relating to their status as “restricted securities” as defined in Rule 144 so long as the applicable Registration Statement remains effective and current, upon receipt by the transfer agent of a certification by the Shareholder in form and substance reasonably satisfactory to the Company’s counsel, that the Shareholder has sold such shares in accordance with the plan of distribution included in the Registration Statement at a time when the Registration Statement was effective and current, and (ii) cause the transfer agent for the Common Stock to issue such shares without any such legend as promptly as practicable after the transfer agent’s receipt of such certification;

(n) cooperate with the Shareholder to issue and deliver, or cause its transfer agent to issue and deliver, certificates or evidence of book-entry positions representing Registrable Securities sold pursuant to the Registration Statement within a reasonable time after the delivery of the certificates or evidence of book-entry positions representing the Registrable Securities to the transfer agent or the Company, as applicable, and enable such certificates or positions to be in such denominations or amounts as the Shareholder may reasonably request and registered in such names as the Shareholder may request; and

(o)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and perform its obligations hereunder.

4.    Obligations of the Shareholder.

(a)    The Shareholder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, unless the Shareholder does not elect to include any of his Registrable Securities in (or none of the Registrable Securities are otherwise included in) such Registration Statement in accordance with the terms hereof.
(b) The Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) herein, the Shareholder shall as promptly as practicable discontinue his sale of Registrable Securities pursuant to the Registration Statement until the Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e) and, if so directed by the Company, shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in the Shareholder’s possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In addition, the Shareholder agrees that upon receipt of any notice from the Company that the use of the Registration Statement is being suspended due to the occurrence of a “Blackout Event” (as hereafter defined), the Shareholder shall as promptly as practicable discontinue his sale of Registrable Securities pursuant to the Registration Statement until the earlier of (i) the date upon which the material non-public information that constituted the Blackout Event has been disclosed to the public or ceases to be material and (ii) such time as the Company notifies the Shareholder that sales pursuant to such Registration Statement or a new or amended Registration Statement or prospectus may resume. For purposes of this Section 4(b), “Blackout Event” means an event that the Company, in the good faith judgment of its board of directors and legal counsel, determines is material but would be materially detrimental to the best interests of the Company and its shareholders to publicly disclose at such time (because of the existence of, or in anticipation of, any proposed acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company’s control of any required financial statements, or any other event or condition of similar material significance to the Company).
(c)     The Company’s obligation to include Registrable Securities in any Registration Statement or amendment including a post-effective amendment, shall be subject to the Shareholder furnishing to the Company in writing such information regarding the Shareholder and the distribution of the Shareholder’s Registrable Securities as the Company may reasonably request, including the completion and execution of a customary selling shareholders’ questionnaire; provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration. If the Shareholder fails to provide all of the information required by this Section 4(c), including but not limited to returning the fully completed selling shareholders’ questionnaire to the Company not later than the later of (i) ten (10) business days after delivery to the Shareholder by the Company of the form of questionnaire and (ii) ten (10) business days prior to the anticipated filing date of the

Registration Statement, the Company shall have no obligation to include his Registrable Securities in the Registration Statement or, if the Company has elected in its sole discretion to include such Registrable Securities in the Registration Statement before it has received such executed questionnaire (which it shall not be required to do), it may withdraw the Shareholder’s Registrable Securities from the Registration Statement without incurring any liability to the Shareholder in connection therewith.

(d)    The Shareholder agrees that during such time as he may be engaged in the distribution of Registrable Securities, he will comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things not engage in any stabilization activities in connection with the Common Stock in contravention of such laws.

5.    Registration Expenses. In connection with any registration of Registrable Securities pursuant to Section 2 and the performance of the Company’s obligations hereunder, the Company shall, whether or not any such Proposed Registration shall become effective, pay all expenses (other than Selling Expenses) it incurs in connection with the Proposed Registration, including, without limitation, all registration and filing fees, fees and expenses for compliance with state blue sky laws, underwriting expenses, word processing, printing, Edgarizing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel and the independent public accountants for the Company and other Persons retained by, and other internal expenses of, the Company.

    6.    Indemnification.

        (a)    In the event of any registration of Registrable Securities pursuant to this Agreement, the Company shall indemnify, defend and hold harmless the Shareholder, his Affiliates, and his Representatives, permitted successors and assigns, from and against any losses, claims, damages or liabilities, joint or several, to which the Shareholder, his Affiliates, and his Representatives, successors and assigns may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (including any document incorporated by reference into) any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(e) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws or relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend the Shareholder, his Affiliates, and his Representatives, successors and assigns, as applicable, as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) the Shareholder, his Affiliates, and his

Representatives, permitted successors and assigns for any legal or any other out-of-pocket expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the Shareholder, his Affiliates, or his Representatives, successors or assigns in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(e) hereof in reliance upon and in conformity with written information furnished to the Company by the Shareholder, his Affiliates, or his Representatives, permitted successors or assigns specifically for use in the preparation thereof or (ii) the failure of the Shareholder to comply with the covenants and agreements contained in Section 4 hereof respecting the sale of Registrable Securities.

        (b)    In the event of any registration of any Registrable Securities pursuant to this Agreement, the Shareholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such Registration Statement, the Company’s attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability that arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon (i) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case only if and to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Shareholder specifically for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement; or (ii) the failure of the Shareholder to comply with the covenants and agreements contained in Section 4 respecting the sale of the Registrable Securities.

        (c)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) if and to the extent that the indemnified party delays in giving notice and the indemnifying party is materially prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have reasonably concluded that there is an actual or potential conflict of interest between the indemnified party and the indemnifying party or the action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 6; provided, however, that in no event shall any indemnification by the Shareholder under this Section 6 exceed the net proceeds from the sale of Registrable Securities received by the Shareholder. No indemnified party shall make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement which (A) does not include as an unconditional term the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation or (B) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

        (d)    In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and the Shareholder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and the Shareholder in connection with the actions, statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to direct the action or correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Shareholder shall not be required to contribute any amount in excess of the net proceeds to him of all Registrable Securities sold by him pursuant to such Registration Statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

        (e)    The obligations of the parties under this Section 6 will be in addition to any liability which any party may otherwise have to any other party.

    7.    Rule 144. With a view to making available to the Shareholder the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company covenants that it will (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times, (ii) use its reasonable best efforts to timely file the reports and other documents required to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, (iii) furnish to the Shareholder promptly upon request (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company, and (z) such other information as the Shareholder may reasonably request, and (iv) cooperate with the Shareholder and respond as promptly as possible to any requests from the Shareholder in connection with Rule 144 transfers of restricted securities, in each case to enable the Shareholder to sell his Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission; provided, however, nothing contained in this Section 7 or elsewhere in this Agreement shall prevent the Company from consummating a transaction in which another entity acquires it through a merger or similar transaction. The Company’s obligations in this Section 7 shall be in addition to its obligations relating to Rule 144 under the Separation Agreement, which obligations shall survive, in accordance with the terms of the Separation Agreement, the entry into and performance of this Agreement.

    8.    Severability. In the event any parts of this Agreement are found to be illegal, unenforceable or void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the illegal, unenforceable or void parts were deleted.

    9.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

    10.    Benefit; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns. The Shareholder may not transfer all or any portion of his rights under this Agreement without the prior written consent of the Company, except to any transferee of the Registrable Securities which is (i) a single individual or entity and purchases at least 10,000,000 of the Registrable Securities (as such number of Registrable Securities may be equitably adjusted to reflect any stock split, stock dividend or similar transaction affecting the Registrable Securities) or (ii) an Affiliate of the Shareholder, whereupon such transferee shall become a party to this Agreement, provided such transfer of rights will be effective only upon receipt by the Company of (i) written notice from the Shareholder stating the name and address of the transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a joinder executed by such transferee to be bound by the terms of this Agreement as a “Shareholder.” Notwithstanding the foregoing, the Company shall not be required to amend or supplement any effective Registration Statement that includes Registrable Securities so transferred to include the Shareholder’s permitted transferee(s), it being the intention of the parties that any such transferee would not be eligible to exercise its rights under this Agreement until the first Proposed Registration following the effectiveness of the transfer of Registrable Securities to it.

    11.    Notices and Addresses. All notices, approvals, requests, demands and other communications hereunder shall be delivered or made in writing by certified mail (with confirmation of receipt), overnight courier, hand delivery or e-mail (with confirmation of receipt) to the address for the Company set forth in the Separation Agreement and to the following address for the Shareholder: 10361 Parkstone Way, Boca Raton, FL 33498; Email: kipspeyer@gmail.com (or in each case to such other address as may be given by notice in accordance with this Section 11), and shall be effective upon the earlier of receipt or five (5) business days after mailing in the case of delivery by certified mail.

    12.    Attorneys’ Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

    13.    Entire Agreement; Oral Evidence. This Agreement and the Separation Agreement constitute the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver, discharge or termination is sought.

    14.    Further Assurances. The parties hereto shall execute such additional instruments and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

    15.    Governing Law; Venue; Waiver of Jury Trial. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida (without regarding to the conflict of law provisions thereof). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Florida in each case located in Palm Beach County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, SUCH WAIVER BY THE OTHER PARTY.

    16.    Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

    17.     No Inconsistent Agreements. The Company has not entered into, and will not enter into, any agreement with respect to the Company’s securities that conflicts with the provisions of this Agreement or would have the effect of impairing the rights granted to the Shareholder hereunder.

    18.     Remedies. The Shareholder, in addition to all other rights and remedies hereunder, at law or in equity, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

Company:

Bright Mountain Media, Inc.

By:
Name:
Title:

Shareholder:

W. Kip Speyer